UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ___)

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ENB Financial Corp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ENB FINANCIAL CORP

31 East Main Street

Ephrata, PA 17522

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2012

TO THE SHAREHOLDERS OF ENB FINANCIAL CORP:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of ENB Financial Corp (the “Corporation”) will be held at the Main Office of Ephrata National Bank, 31 East Main Street, Ephrata, Pennsylvania, 17522, on May 15, 2012, at 1:00 p.m., local time, for the purpose of considering and voting upon the following matters:

1.	To elect three (3) Class B directors to serve for a three-year term and until their successors are elected and qualified. The nominees of the Board of Directors for election as Class B directors are Willis R. Lefever, Donald Z. Musser, and Judith A. Weaver;

2.	To approve and adopt an amendment to Article 11 of the Corporation’s Articles of Incorporation eliminating preemptive rights;

3.	To approve and adopt the ENB Financial Corp 2011 Employee Stock Purchase Plan attached as Appendix “A” to the proxy statement; and

4.	To transact such other business as may properly be presented at the annual meeting and any adjournment or postponement of the meeting.

Shareholders of record at the close of business on March 16, 2012, are entitled to notice of and to vote at the Annual Meeting of Shareholders.

Your vote is important regardless of the number of shares you own. Please submit your vote by completing and signing the enclosed proxy card and mailing it promptly in the postage paid envelope or, if you prefer, you may vote via the Internet at http://www.rtcoproxy.com/enbp or by telephone at 1-866-333-6454. We cordially invite you to attend the meeting. Your proxy is revocable and you may withdraw it at any time prior to voting at the meeting. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the Corporation before the vote at the meeting. If you are a shareholder whose shares are registered in “street name,” you will need additional documentation from your broker in order to vote in person at the meeting.

We enclose, among other things, a copy of the 2011 Annual Report of ENB Financial Corp.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 15, 2012: The proxy statement, proxy card and 2011 Annual Report are available on the Internet at: http://www.cfpproxy.com/6494.

By Order of the Board of Directors

/s/ Aaron L. Groff, Jr.

Aaron L. Groff, Jr.
Chairman, President and Chief Executive Officer
Ephrata, Pennsylvania
April 13, 2012

PROXY STATEMENT

Dated and mailed on or about April 13, 2012

ENB FINANCIAL CORP

31 EAST MAIN STREET

EPHRATA, PENNSYLVANIA 17522

(717) 733-4181

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 15, 2012

Base Salaries	17
Compensation and Benefits Survey/Benchmarking	17
Bonuses	19
Insurance	19
Bank Owned Life Insurance (BOLI)	19
Retirement Plans	19
Stock Option and Stock Award Programs	20
Severance Plan	20
Executive Contracts and Change of Control Agreements	20
Other Forms of Compensation (Perquisites)	20
Other Forms of Compensation (Non-Perquisites)	20
Impact of Tax and Accounting Treatment	21
Executive Compensation	21

SUMMARY COMPENSATION TABLE	22

OTHER COMPENSATION TABLE	23
.
RETIREMENT PLANS	24

Defined Contribution Pension Plan	24
401(k) Savings Plan	24

DEFINED CONTRIBUTION PENSION PLAN TABLE	25

PENSION BENEFITS TABLE	26

401(k) SAVINGS PLAN – MATCH DATA TABLE	27

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	27

COMPENSATION COMMITTEE REPORT	28

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	28

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN	28

EMPLOYEE STOCK PURCHASE PLAN	28

PROPOSAL NO. 2: AMENDMENT TO ARTICLE 11 OF THE ARTICLES OF INCORPORATION TO ELIMINATE PREEMPTIVE RIGHTS	28

PROPOSAL NO. 3: APPROVAL AND ADOPTION OF THE ENB FINANCIAL CORP 2011 EMPLOYEE STOCK PURCHASE PLAN	30

AUDIT COMMITTEE REPORT	33

ANNUAL REPORT ON FORM 10-K	35

LEGAL PROCEEDINGS	35

EXPERTS	35

OTHER MATTERS	35

ENB FINANCIAL CORP 2011 EMPLOYEE STOCK PURCHASE PLAN	A-1

PROXY STATEMENT

Introduction

Throughout this proxy statement, ENB Financial Corp and its wholly owned subsidiary, Ephrata National Bank, will be collectively referred to as “the Corporation” and, on behalf of the Board of Directors, furnishes this proxy statement in connection with the solicitation of proxies for the 2012 Annual Meeting of Shareholders. This proxy statement and the related proxy card are being distributed on or about April 13, 2012.

ENB Financial Corp will bear the expense of soliciting proxies. In addition to the solicitation of proxies by mail, directors, officers, and employees of the Corporation may, without additional compensation, solicit proxies in person, by telephone, and through other means of communication.

Time and Place of the Annual Meeting

The Annual Meeting of Shareholders will be held on Tuesday, May 15, 2012, at 1:00 p.m., local time, at the Main Office of Ephrata National Bank, 31 East Main Street, Ephrata, Pennsylvania, 17522. Shareholders of record at the close of business on March 16, 2012, are entitled to vote at the meeting.

Purpose of the Annual Meeting

At the annual meeting, shareholders will vote to:

1.	Elect three (3) Class B directors to serve for a three-year term and until their successors are elected and qualified. The nominees of the Board of Directors for election as Class B directors are Willis R. Lefever, Donald Z. Musser, and Judith A. Weaver;

2.	Approve and adopt an amendment to Article 11 of the Corporation’s Articles of Incorporation to eliminate preemptive rights;

3.	Approve and adopt the ENB Financial Corp 2011 Employee Stock Purchase Plan attached as Appendix “A” to this Proxy Statement; and

4.	Transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

Proxies and Voting Procedures

You can vote your shares by completing and returning a written proxy card or by voting in person at the meeting. If you prefer, you may vote via the Internet or telephone as instructed on the proxy card. The method by which you vote will in no way limit your right to attend and vote at the annual meeting if you later decide to attend in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote, and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting unless you obtain a proxy executed in your favor from your broker or nominee, the holder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

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By properly completing a proxy, you appoint Janice S. Eaby and John H. Shuey as proxy holders to vote your shares in accordance with your instructions as indicated on the proxy card. Any signed proxy card not specifying to the contrary will be voted:

•	FOR the election of the director nominees identified in this Proxy Statement;

•	FOR the approval and adoption of the proposal to amend Article 11 of the Corporation’s Articles of Incorporation eliminating preemptive rights; and

•	FOR the approval and adoption of the Corporation’s 2011 Employee Stock Purchase Plan.

If you completed a written proxy and mailed it, you may revoke your proxy by delivering written notice of revocation to Mr. Paul W. Wenger, Secretary of the Corporation or by executing a later dated proxy and giving written notice of the revocation to Mr. Wenger at any time before the proxy is voted at the annual meeting.

As of the date of this document, the Board of Directors knows of no matters that will be presented for consideration at the annual meeting other than the ones described in this document. If any other matters shall properly come before the meeting and be voted upon, the persons named as proxy holders will vote on those matters in accordance with the recommendations of the Board of Directors.

At the close of business on March 16, 2012, ENB Financial Corp had 2,869,557 shares of common stock issued and 2,856,045 shares outstanding at a par value of $0.20 per share.

Quorum and Votes Required for Approval

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the purpose of conducting business. Under the bylaws of ENB Financial Corp, the presence of a quorum is required for each matter to be acted upon at the meeting. Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter. Broker non-votes are not counted in determining the presence of a quorum for a particular matter as to which the broker withheld authority.

Cumulative voting rights exist only with respect to the election of directors, which means that each shareholder has the right, in person or by proxy, to multiply the number of votes to which he or she is entitled by the number of directors to be elected, and to cast the whole number of such votes for one candidate or to distribute them among two or more candidates. On all other matters to come before the annual meeting, each share of common stock is entitled to one vote.

Assuming the presence of a quorum, the nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

Assuming the presence of a quorum, the approval and adoption of the amendment to the Articles of Incorporation to eliminate preemptive rights requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter.

Assuming the presence of a quorum, the approval of the ENB Financial Corp 2011 Employee Stock Purchase Plan requires the affirmative vote of a majority of votes cast on the matter.

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GOVERNANCE OF THE COMPANY

The Corporation’s governing body is its Board of Directors. The Board is responsible for directing, and providing oversight of, the management of ENB Financial Corp’s business in the best interests of its shareholders and consistent with its mission of service to the Northern Lancaster County communities. In carrying out its responsibilities, the Board selects and monitors top management, provides oversight for financial reporting, legal and regulatory compliance, determines the Corporation’s governing principles and implements its governance policies. The Board believes that the purpose of corporate governance is to ensure that ENB Financial Corp is managed for the long-term benefit of its shareholders, and to conduct business in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that it believes promote this purpose.

Classification of the Board of Directors

On January 13, 2010, the Board of Directors amended the Corporation’s bylaws to divide the Board of Directors into three classes as nearly equal in number as possible, with each class serving three-year terms to expire in successive years. Prior to this amendment, the Board of Directors was comprised of a single class of directors with each member serving a one-year term. The Board of Directors believes that a classified board structure promotes continuity and stability and encourages decision-making by board members based on long-term results better than a board comprised of a single class of directors with each member serving a one-year term. Three (3) directors will be elected at the 2012 Annual Meeting as Class B directors and, if elected, will serve until the 2015 annual meeting of shareholders.

Composition of the Board of Directors

The Board of Directors seeks to ensure that the Board of Directors is composed of members whose particular experience, qualifications, attributes, skills, and diversity, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively. In identifying candidates for Director, the Nominating and Governance Committee and the Board of Directors takes into account: (1) the comments and recommendations of board members regarding the effectiveness of the existing Board of Directors or the need to enhance the Board of Directors with members who bring particular experience, qualifications, attributes, skills, and diversity; (2) the necessary expertise and sufficiently diverse business and social backgrounds of the overall composition of the Board of Directors to effectively represent the market areas in which ENB Financial Corp conducts business; (3) the independence of non-employee Directors and other possible conflicts of interest of existing and potential members of the Board of Directors; and (4) other criteria that assures representation of the general population of the communities in which the Corporation is involved.

Leadership Structure of the Board of Directors

The Board of Directors is structured in a way that provides for leadership from the Chairman. The Chairman of the Board of Directors also serves as President and Chief Executive Officer of the Corporation. The Board of Directors has not established a position of “Lead Director” from among the independent directors, nor does any independent director assume that position of leadership within the Board. The Board of Directors believes this leadership structure is appropriate for the Corporation considering the structure of the Corporation, the number of Board meetings held, the number of Board committees, and the degree of involvement of the independent directors in the Board committees.

Director Independence

The corporate governance principles of ENB Financial Corp provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation, Nominating and Governance, and Trust Operations Committees, must meet the standards for independence as defined by the Securities and Exchange Commission (SEC) and Nasdaq.

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Currently, the Corporation’s Board of Directors has eleven (11) members. Nine (9) directors: Willis R. Lefever, Donald Z. Musser, Susan Y. Nicholas, Bonnie R. Sharp, J. Harold Summers, Mark C. Wagner, Judith A. Weaver, Paul M. Zimmerman, Jr., and Thomas H. Zinn, meet the standards for independence. This constitutes more than a majority of our Board of Directors. Two (2) directors: Aaron L. Groff, Jr. and Paul W. Wenger do not meet the standards of independence because they are employees of the Corporation.

In determining the directors’ independence, the Board considered loan transactions between the Bank and the directors, their family members, and businesses with whom they are associated, as well as any contributions made to non-profit organizations with which they are associated. In each case, the Board determined that none of the transactions impaired the independence of the non-employee directors.

Role of the Board of Directors in Risk Oversight

The Corporation maintains a company-wide risk management program, affected by the Board of Directors, management and other personnel, to measure and manage all aspects of risk to the Corporation, including credit, regulatory compliance, operational, legal, fiduciary, interest rate, liquidity, and strategic and reputational risks. The Board of Directors has the ultimate responsibility for the oversight of the company-wide risk management program by:

•	Knowing the extent to which management has established effective risk management;
•	Being aware of, and concurring with, the risk tolerance of the Corporation;
•	Reviewing the Corporation’s portfolio view of risk and considering it against the Corporation’s risk tolerance; and
•	Being apprised of the most significant risks and whether management is responding appropriately.

Meetings and Committees of the Board of Directors

During 2011, the Board of Directors of the Corporation held twenty-eight (28) meetings, and all the committees of the Board of Directors held a combined total of twenty-four (24) meetings, for a total of fifty-two (52) meetings. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which they served. While the Corporation has no written policy requiring directors to attend the Annual Meeting of Shareholders, all members of the Board of Directors at the time, except for Mr. Zimmerman, were present at the 2011 Annual Meeting of Shareholders.

The Board of Directors currently has the following committees:

•	Audit Committee
•	Building and Expansion Committee
•	Compensation Committee
•	Nominating and Governance Committee
•	Trust Operations Committee

Audit Committee. The members of the Audit Committee for 2011 were: Mark C. Wagner (Chair), Donald Z. Musser, and Susan Y. Nicholas. All members of the Audit Committee have been determined to be independent of management of the Corporation as outlined by the Securities and Exchange Commission (SEC) and Nasdaq rules for Audit Committees. The Audit Committee oversees the accounting and tax functions of the Corporation, recommends to the Board the engagement of independent auditors for the year, reviews with management and the auditors the plan and scope of the audit engagement, reviews the annual financial statements and any recommended changes or modifications to control procedures and accounting practices and policies, and monitors with management and the auditors the system of internal controls and accounting and reporting practices. The Board of Directors has not designated an Audit Committee Financial Expert, as defined in the Sarbanes-Oxley Act and applicable SEC rules and regulations. The Board has not taken such action because it believes that each member of the Audit Committee has sufficient knowledge, in terms of financial experience and background, to perform his or her duties as a member of that Committee, and because it believes that an Audit Committee Financial Expert is not necessary considering the relative non-complexity of the business structure of the Bank and the Corporation and its financial statements. The Audit Committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Audit Committee held five (5) meetings during 2011.

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The Audit Committee operates under a written charter which is available to shareholders on the Corporation’s website at www.enbfc.com/committee_charters.asp or by contacting Paul W. Wenger, Secretary of the Corporation.

Building and Expansion Committee. The members of the Building and Expansion Committee for 2011 were: Thomas H. Zinn (Chair), Willis R. Lefever, and Donald Z. Musser. This committee provides guidance regarding the purchase of real estate, the construction and/or renovation of branch offices, and general improvements to facilities. The Building and Expansion Committee met four (4) times during 2011.

The Building and Expansion Committee operates under a written charter which is available to shareholders on the Corporation’s website at www.enbfc.com/committee_charters.asp or by contacting Paul W. Wenger, Secretary of the Corporation.

Compensation Committee. The members of the Compensation Committee for 2011 were: Paul M. Zimmerman, Jr. (Chair), J. Harold Summers, and Mark C. Wagner. All members of the Compensation Committee have been determined to be independent of management of the Corporation as outlined by the Securities and Exchange Commission (SEC) and Nasdaq. The Compensation Committee evaluates the Chief Executive Officer’s performance and makes recommendations to the Board of Directors concerning the Chief Executive Officer’s compensation based on its evaluation. The Compensation Committee also makes recommendations to the Board of Directors concerning the salaries and benefits of directors, officers, and employees of the Corporation. The Compensation Committee met three (3) times during 2011.

The Compensation Committee operates under a written charter which is available to shareholders on the Corporation’s website at www.enbfc.com/committee_charters.asp or by contacting Paul W. Wenger, Secretary of the Corporation.

Nominating and Governance Committee. The members of the Nominating and Governance Committee for 2011 were: Susan Y. Nicholas (Chair), Willis R. Lefever, and Paul M. Zimmerman, Jr. The Nominating and Governance Committee consists entirely of directors that are independent of management of the Corporation as outlined by the Securities and Exchange Commission (SEC) and Nasdaq. The Nominating and Governance Committee was established to provide continuing assistance to the Board of Directors in matters relating to corporate governance, Board performance, and composition of the Board. The Nominating and Governance Committee met five (5) times during 2011.

The Nominating and Governance Committee operates under a written charter and Corporate Governance Guidelines which are available to shareholders on the Corporation’s website at www.enbfc.com/committee_charters.asp or by contacting Paul W. Wenger, Secretary of the Corporation.

Trust Operations Committee. The members of the Trust Operations Committee for 2011 were: J. Harold Summers (Chair), Bonnie R. Sharp, and Thomas H. Zinn. This committee consists entirely of directors who are independent of management of the Corporation as outlined by the Securities and Exchange Commission (SEC) and Nasdaq. The Trust Operations Committee provides general supervision over all trust accounts held and managed in the Corporation’s Money Management Group and reviews all new and closed trust accounts. This committee met seven (7) times during 2011.

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The Trust Operations Committee operates under a written charter which is available to shareholders on the Corporation’s website at www.enbfc.com/committee_charters.asp or by contacting Paul W. Wenger, Secretary of the Corporation.

Compensation of the Board of Directors

The following table summarizes the compensation paid by the Corporation during 2011 to Independent Directors as defined by the Securities and Exchange Commission (SEC), Nasdaq standards, and all applicable laws. During 2011, all Directors received a semi-annual retainer of $3,000. In addition, they received $500 for each board meeting they attended. Board meetings were held two (2) times each month during 2011, with the exception of months containing five (5) Wednesdays, when three (3) board meetings were held. Independent Directors also received $300 for attendance at separate committee meetings. Directors serving as Chairs of committees did not receive additional compensation for their role as Chair. The members of the Board of Directors of ENB Financial Corp also serve as members of the Board of Directors of Ephrata National Bank. Board meetings for ENB Financial Corp and Ephrata National Bank were held concurrently during 2011 and Directors did not receive additional compensation for attending both meetings.

	Fees Earned	All Other
Name	or Paid in Cash	Compensation	Total
	($)	($)	($)

Willis R. Lefever	22,200	0	22,200
Donald Z. Musser	20,200	0	20,200
Susan Y. Nicholas	21,800	0	21,800
Bonnie R. Sharp	21,000	0	21,000
J. Harold Summers	22,500	0	22,500
Mark C. Wagner	21,400	0	21,400
Paul M. Zimmerman, Jr.	16,800	0	16,800
Thomas H. Zinn	22,500	0	22,500

The Board of Directors believes that increasing the Board’s financial interest in the Corporation will create a unity of purpose and identity and will be beneficial to the growth of the Corporation. To provide non-employee directors of the Corporation with a convenient method of acquiring shares of the Corporation’s stock, the Board of Directors established the 2010 Non-Employee Directors’ Stock Plan effective June 1, 2010. Under the Plan, directors may elect to use the compensation they receive to purchase shares in the Corporation. All shares purchased through the 2010 Non-Employee Directors’ Stock Plan are purchased at market price, without a discount.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board. Due to the infrequency of shareholder communications to the Board of Directors, the Board does not consider a formal process necessary. Shareholders who wish to communicate to the Board of Directors should send their requests to Paul W. Wenger, Secretary, ENB Financial Corp, 31 East Main Street, P.O. Box 457, Ephrata, Pennsylvania 17522. Written communications received by the Corporation from shareholders are shared with the full Board of Directors no later than the next regularly scheduled Board meeting.

Shareholder Proposals

If a shareholder wants to submit a proposal to be considered for inclusion in the proxy statement for next year’s annual meeting, it must be received in writing at the Corporation’s principal executive offices at 31 East Main Street, P. O. Box 457, Ephrata, Pennsylvania 17522, not later than Friday, December 14, 2012. Proposals received after that date may be considered at the annual meeting, but they may not be included in the proxy statement at the Board’s discretion.

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Transactions with Related Persons

Some of the directors and executive officers of ENB Financial Corp or its wholly-owned subsidiary, Ephrata National Bank, were customers of, and had banking transactions with, Ephrata National Bank during 2011. These transactions included deposit accounts, trust relationships, and loans. All loans and loan commitments made to such persons and to the companies with which they are associated were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than a normal risk of collectability or present other unfavorable features. It is anticipated that similar transactions will be entered into in the future. By using Ephrata National Bank’s products and services, directors and officers have the opportunity to become familiar with the wide array of products and services offered by Ephrata National Bank to customers.

Total loans outstanding at December 31, 2011, from Ephrata National Bank to the directors and executive officers as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $15,504,000, or approximately 18.8% of the Corporation’s total equity capital. The aggregate amount of indebtedness outstanding as of the latest practicable date, March 16, 2012, to the above-described group was $15,628,000. Prior to any business dealings with directors or executive officers, the Board of Directors reviews and discusses any such transaction outside the presence of the director or executive officer.

Executive Officers

The following table presents selected information about executive officers of ENB Financial Corp and Ephrata National Bank as of the record date, March 16, 2012. These officers are elected annually by the Board of Directors and hold office at the Board’s discretion.

		Principal Occupation for the Past Five Years and
Name	Age	Position Held with ENB Financial Corp and Ephrata National Bank

Aaron L. Groff, Jr.	62	Chairman of the Board of Directors, President, and Chief Executive Officer of ENB Financial Corp since July 2008; and Chairman of the Board of Directors, President, and Chief Executive Officer of Ephrata National Bank since 1999.

Dale G. Burkholder	63	Senior Vice President and Senior Loan Officer of Ephrata National Bank since 2000; Vice President and Senior Loan Officer of Ephrata National Bank from 1985 to 2000.

James B. Dull	54	Senior Vice President, Senior Operations and Technology Officer of Ephrata National Bank since October 2008; Vice President, Information Systems of Ephrata National Bank from January 1996 to October 2008.

Barry W. Harting	55	Senior Vice President, Risk Management Officer of Ephrata National Bank since August 2008; Senior Vice President, Administrative Services of Ephrata National Bank from 1998 to August 2008.

Mary E. Leaman	59	Vice President and Senior Retail Officer of Ephrata National Bank since August 2008; Assistant Vice President and Branch Office Manager of Ephrata National Bank from July 2004 to August 2008.

Scott E. Lied	50	Treasurer of ENB Financial Corp since January 2009; and Senior Vice President and Chief Financial Officer of Ephrata National Bank since 2004.

Paul W. Wenger	62	Vice President and Secretary of ENB Financial Corp since January 2009; Director since December 2008; Treasurer of ENB Financial Corp from July 2008 to December 2008; and Senior Vice President and Cashier of Ephrata National Bank since 1999.

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Nomination of Directors

Under the Corporation’s bylaws, nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Other than the Corporation’s bylaws, the Board does not have a policy regarding nominations for election to the Board of Directors because of the infrequency of such nominations. To make a nomination, a shareholder must mail a notice containing: the name, address, and principal occupation of the proposed nominee; the total number of shares owned by the proposed nominee; the total number of shares that, to the knowledge of the notifying shareholder, will be voted for the proposed nominee; and the contact information for the shareholder recommending the nominee to Mr. Paul W. Wenger, Secretary, ENB Financial Corp, 31 East Main Street, P.O. Box 457, Ephrata, Pennsylvania 17522. Under the Corporation’s bylaws, such notice of nomination must be made not less than fourteen (14) days nor more than fifty (50) days prior to the date of any meeting of shareholders called for the election of directors. If less than twenty-one (21) days of notice of the first meeting is given to shareholders, such notice of nomination shall be mailed or delivered to the Secretary of the Corporation not later than the close of business on the seventh (7th) day following the day on which the notice of the meeting was mailed.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

ENB Financial Corp’s bylaws provide that the number of directors consists of not less than five (5) and not more than twenty-five (25) persons. The bylaws also divide the Board of Directors into three classes as nearly equal in number as possible, with each class serving three-year terms to expire in successive years. Three (3) Class B directors have been nominated for election at the 2012 Annual Meeting and, if elected, will serve until the 2015 annual meeting of shareholders. All nominees were approved by the Board of Directors which is currently comprised of eleven (11) members.

The three (3) nominees for Class B director are:

•	Willis R. Lefever;
•	Donald Z. Musser; and
•	Judith A. Weaver

The three (3) nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Unless otherwise instructed, proxies received from shareholders will be voted for the election of the nominees. The Board of Directors has no reason to believe that the nominees will be unable to serve if elected. However, if any nominee should become unable to serve for any reason, proxies received from shareholders will be voted in favor of a substitute nominee as the Board of Directors determines. Any vacancy occurring on the Board of Directors, for any reason, may be filled by appointment by a majority of the Board of Directors then in office, and each person so appointed shall be a director until the expiration of the term of the class of directors to which he or she was appointed.

Cumulative voting rights exist in connection with the election of directors, which means that each shareholder has the right, in person or by proxy, to multiply the votes to which he or she is entitled by the number of directors to be elected in a class and to cast the whole number of his or her votes for one nominee or to distribute all or fewer of them among two or more nominees in that class. Janice S. Eaby and John H. Shuey, the persons named as proxy holders, will have the right to vote cumulatively and to distribute their votes among nominees as they consider advisable, unless a shareholder indicates on his or her proxy card how he or she desires the votes to be cumulated for voting purposes.

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The Board of Directors unanimously recommends a vote “FOR” each of the nominees for director identified above.

Director Qualifications

The following paragraphs provide information, as of March 16, 2012, about the three (3) nominees to the Board of Directors whose term of office will expire at the 2012 Annual Meeting, and each of the seven (7) continuing directors whose terms will expire in subsequent years. The information presented includes the age of each nominee and director, all positions he or she holds, his or her principal occupation and business experience for the past five years, the names of other publicly-held companies of which he or she currently serves as a director, or has served as a director, during the past five years, and information on the involvement with non-profit and community organizations that each nominee and director has told us about. In addition to the information presented below regarding specific experience and attributes and skills that the Board feels qualifies each nominee and director to serve as a director, the Board also believes that all nominees and directors have a reputation for integrity, honesty, and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to ENB Financial Corp, Ephrata National Bank, and the Board.

There are no family relationships among any of the directors or executive officers of ENB Financial Corp.

Information about the number of shares of common stock beneficially owned by each director appears in the “SHARE OWNERSHIP” section below under the heading “Beneficial Ownership by Directors, Nominees, and Executive Officers.”

Nominees for Election as Class B Directors for a term expiring at the 2015 Annual Meeting

Willis R. Lefever

Director since 2004

Age 57

Mr. Lefever is Owner of Lefever Construction, a home builder and land development proprietorship, and owner of Lefever Auto Sales, LLC, a used car dealership, both near Ephrata, Pennsylvania. In addition to demonstrating strong business acumen in his successful management of small businesses for more than 33 years, we believe Mr. Lefever is qualified to be a director of Ephrata National Bank and ENB Financial Corp because of his understanding of the land development and building industry in Lancaster County.

Donald Z. Musser

Director since 2007

Age 51

Mr. Musser is Owner of Little Stream Auto Rentals in New Holland, Pennsylvania. In addition to his 27 years of experience in business, Mr. Musser is very active in non-profit and faith-based service and health organizations in Northern Lancaster County, currently serving as a member of the Board of Directors of The Welsh Mountain Home, Board Secretary of Lighthouse Vocational Services, and Board Secretary of Community Aid Relief Effort. Because of his business experience and his particular understanding of the needs of the geographical and social communities of which he is a part, we believe Mr. Musser is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp.

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Judith A. Weaver

Director since 2012

Age 53

Judith A. Weaver is the Owner and President of Martin’s Trailside Express, Inc., a truck stop and restaurant, and Martin Services Group, Inc., a corporate reseller of bulk petroleum products, both located in East Earl, Pennsylvania, and is directly involved with the operations of these businesses. In addition to her 36 years of wholesale and retail business experience, Ms. Weaver is also involved in her community, serving as a board member of Garden Spot Village, a retirement community in New Holland, Pennsylvania. Ms. Weaver was appointed to the Board of Directors upon the recommendation of the Nominating and Governance Committee of the Board. We believe Ms. Weaver is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp because she is able to contribute her experience and thorough understanding of wholesale and retail business issues affecting the communities in which the Corporation provides financial services.

Continuing as Class C Directors for a term expiring at the 2014 Annual Meeting

Susan Y. Nicholas

Director since 2008

Age 52

Susan Y. Nicholas is an attorney and Partner in the law firm, Young and Young Attorneys at Law, in Manheim, Pennsylvania. Ms. Nicholas has 26 years of experience as an attorney, with specific legal practice in the areas of estates, trusts, and real estate. Along with her legal experience, Ms. Nicholas brings to the Board an interest and knowledge of corporate governance issues and a familiarity with the social and economic composition of the greater Manheim community. We believe Ms. Nicholas’ particular skills and her involvement in community affairs qualify her to serve as a director of Ephrata National Bank and ENB Financial Corp.

Mark C. Wagner

Director since 2007

Age 58

Mr. Wagner is Co-owner and President of White Oak Mills, Inc., located in Elizabethtown, Pennsylvania. White Oak Mills, Inc. manufactures livestock and poultry feeds and serves the agricultural communities throughout Southeastern Pennsylvania. Additionally, Mr. Wagner owns and operates several farms involved in livestock production. Mr. Wagner served for several years on the Economic Advisory Council of the Federal Reserve Bank of Philadelphia and as a director on numerous agriculture industry boards across Pennsylvania. In addition, Mr. Wagner currently serves as a board member of a local retirement community. We believe Mr. Wagner is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp because of his 32 years of business experience, his strong background in finance and administration, and his close involvement with the agriculture industry in Lancaster County, Pennsylvania.

Paul W. Wenger

Director since 2008

Age 62

Mr. Wenger has served as Vice President and Secretary of ENB Financial Corp since January 1, 2009, Treasurer of ENB Financial Corp from July 1, 2008 to December 31, 2008, and Senior Vice President and Cashier of Ephrata National Bank since 1999. Mr. Wenger has been an employee of Ephrata National Bank since 1967, serving in various capacities and offices. We believe he is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp because of his 45 years of experience in bank management, his strong background in bank automation, operational and procedural matters, and his expertise in shareholder relations and other corporate issues.

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Continuing as Class A Directors for a term expiring at the 2013 Annual Meeting

Aaron L. Groff, Jr.

Director since 1999

Age 62

Aaron L. Groff, Jr. has served as Chairman, President, and Chief Executive Officer of ENB Financial Corp since July 1, 2008, and as Chairman, President, and Chief Executive Officer of Ephrata National Bank since January 1, 1999. Mr. Groff has been an employee of Ephrata National Bank since 1967, and has served in various officer positions including Cashier from 1980 to 1998, and Vice President from 1984 to 1998. In addition to his experience at Ephrata National Bank and ENB Financial Corp, Mr. Groff has served on the Board of Directors of the Federal Reserve Bank of Philadelphia since 2007 and currently serves as the Chairman of the Audit Committee and as a member of the Corporate Governance and Nominating Committee of that organization, providing Mr. Groff with broad insights into the regional and national financial markets. Also, Mr. Groff serves as a member of the Board of Directors of the Pennsylvania Bankers Association since 2009, and is currently a board member of several local non-profit and faith-based organizations. We believe Mr. Groff’s qualifications to be a director of Ephrata National Bank and ENB Financial Corp include his nearly 45 years of experience in all aspects of the banking industry, and his involvement and thorough understanding of the communities in which the Corporation provides financial services.

J. Harold Summers

Director since 1996

Age 69

Mr. Summers is Chairman of the Board of Lester R. Summers, Inc., a trucking firm located in Ephrata, Pennsylvania that serves a multi-state region. Mr. Summers has over 48 years of management experience in the trucking industry, and has served as President and Chief Executive Officer of Lester R. Summers, Inc. for 34 years. In his position with Lester R. Summers, Inc., Mr. Summers has been responsible for all aspects of the company’s financial matters and management issues. Mr. Summers is also co-owner of Summers Freight Brokerage, Inc. and serves as Secretary for Tire Consultants, Inc., both located in Ephrata, Pennsylvania. Mr. Summers is a member of the American Trucking Associations and serves as Secretary of the Pennsylvania Motor Truck Association, two trade firms representing the trucking industry. In addition to his years of business experience, Mr. Summers has also been involved in political and civic organizations. Because of his many years of business experience and his strong background in business finance and corporate management, we believe Mr. Summers is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp.

Paul M. Zimmerman, Jr.

Director since 1999

Age 60

Mr. Zimmerman is an owner and past President of Paul B. Zimmerman, Inc., located in Ephrata, Pennsylvania. Paul B. Zimmerman, Inc. is the parent company of Paul B, LLC, a retail hardware store; PBZ, LLC, a manufacturing business; and Keystone Koating, LLC, a powder coating business. The Paul B. Zimmerman, Inc. family of companies serves the agricultural, commercial, and consumer markets in Northern Lancaster County, Pennsylvania. In addition to his 37 years of business experience, Mr. Zimmerman is actively involved in the community, serving as a board member of several non-profit and faith-based organizations. We believe that Mr. Zimmerman’s strong business experience in purchasing, sales, strategic planning, and finance and his broad understanding of the business and social community he serves qualify him as a director of Ephrata National Bank and ENB Financial Corp.

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Thomas H. Zinn

Director since 1990

Age 69

Mr. Zinn is the past President of Hauenstein Agency, Inc., a real estate sales, rental, and property management company in Ephrata, Pennsylvania. Mr. Zinn has over 40 years of experience in real estate-related business, including property appraisal, and has a strong background in small business financial and management issues. In addition to his business experience, Mr. Zinn is involved in civic organizations. We believe that Mr. Zinn is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp because of his business experience and his particular knowledge of real estate in the communities served by the Corporation.

SHARE OWNERSHIP

Beneficial Ownership by Principal Holders

The following table shows, to the best of our knowledge, the names and addresses of each person or entity who owned shares of record, or who is known by the Board of Directors to be the beneficial owner of more than 5% of ENB Financial Corp’s outstanding common stock as of March 16, 2012.

Name and Address	Shares Beneficially Owned	Percentage of Outstanding Common Stock Beneficially Owned

J. Harry Hibshman Scholarship Fund Trust	892,800 (1)	31.26%
C/O ENB’s Money Management Group
31 East Main Street
Ephrata, Pennsylvania 17522

________________________________

(1) Directors Emeriti John H. Shuey, Walter K. Trumbauer, and Noah W. Wenger, are trustees of the J. Harry Hibshman Scholarship Fund Trust.

Beneficial Ownership by Directors, Nominees and Executive Officers

The following table shows, as of March 16, 2012, the amount and percentage of ENB Financial Corp’s outstanding common stock beneficially owned by each director and nominee, each named executive officer, and all directors, nominees, and named executive officers as a group.

Beneficial ownership of shares of ENB Financial Corp common stock is determined in accordance with the definitions of beneficial ownership in the General Rules and Regulations of the Securities and Exchange Commission and may include stock owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as stock that the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within sixty (60) days after March 16, 2012. In the following table, the number of shares owned by the indicated persons is rounded to the nearest whole share. The percentage of outstanding ENB Financial Corp common stock owned by each director, nominee or named executive officer is less than 1% unless otherwise indicated.

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Name of Individual	Amount and Nature of		Percentage
or Identity of Group	Beneficial Ownership		of Class

Directors and Nominees

Aaron L. Groff, Jr.	6,758	(1)	*
Willis R. Lefever	7,017	(2)	*
Donald Z. Musser	2,844	(3)	*
Susan Y. Nicholas	3,109	(4)	*
Bonnie R. Sharp	3,287	(5)	*
J. Harold Summers	9,131	(6)	*
Mark C. Wagner	4,700	(7)	*
Judith A. Weaver	200	(8)	*
Paul W. Wenger	5,995	(9)	*
Paul M. Zimmerman, Jr.	5,295	(10)	*
Thomas H. Zinn	19,124	(11)	*

Executive Officers

Dale G. Burkholder	2,786	(12)	*
James B. Dull	1,529	(13)	*
Barry W. Harting	2,644	(14)	*
Mary E. Leaman	786	(15)	*
Scott E. Lied	4,281	(16)	*

All Directors, Nominees, and Executive Officers as a Group (16 persons)	79,486		2.78%

*	Indicates beneficial ownership of less than 1% of outstanding shares.

(1)	Includes 1,000 shares held individually by Mr. Groff, 4,758 shares held jointly with his spouse, and1,000 shares held individually by his spouse.

(2)	Includes 1,040 shares held individually by Mr. Lefever, 5,827 shares held jointly with his spouse, and150 shares held by his parents for whom Mr. Lefever serves as Power of Attorney.

(3)	Mr. Musser holds these shares individually.

(4)	Ms. Nicholas holds these shares individually.

(5)	Ms. Sharp holds these shares individually.

(6)	Includes 1,650 shares held individually by Mr. Summers and 7,481 shares held individually by his spouse.

(7)	Mr. Wagner holds these shares individually.

(8)	Ms. Weaver holds these shares individually.

(9)	Includes 250 shares held individually by Mr. Wenger and 5,745 shares held jointly with his spouse.

(10)	Includes 783 shares held individually by Mr. Zimmerman and 4,512 shares held individually by his spouse.

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(11)	Includes 7,824 shares held individually by Mr. Zinn, 5,300 shares held jointly with his spouse, and 6,000 shares held individually by his spouse.

(12)	Mr. Burkholder holds these shares individually.

(13)	Mr. Dull and his spouse hold these shares jointly.

(14)	Includes 963 shares held individually by Mr. Harting and 1,681 shares held jointly with his spouse.

(15)	Ms. Leaman and her spouse hold these shares jointly.

(16)	Mr. Lied and his spouse hold these shares jointly.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers, and persons or entities who beneficially own more than 10% of the Corporation’s outstanding stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission.

The Corporation believes that during the fiscal year ended December 31, 2011, its directors, executive officers and greater than 10% beneficial owners timely filed all reports required under Section 16(a) of the Securities Exchange Act of 1934, as amended.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Objectives

The Corporation’s Compensation Philosophy is to offer competitive compensation opportunities to all employees based upon individual contribution and personal performance. The Corporation designs Executive Compensation Packages to attract and retain key management employees and to motivate these employees to take actions that enhance shareholder value and attain the Corporation’s goals. The Executive Compensation Policies are intended to ensure that each Executive has a stake in enhancing and promoting Corporation products and services, improving profitability, and providing increased shareholder value through growth of the Corporation’s Common Stock and the payment of enhanced dividends.

Compensation Committee Membership

ENB Financial Corp’s Compensation Committee is comprised of the following three (3) Independent members of the Board of Directors who serve for a one (1) year renewable term.

•	Paul M. Zimmerman, Jr. – Chair
•	J. Harold Summers
•	Mark C. Wagner

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Compensation Committee Responsibilities and Process

The Compensation Program is administered by the entire Board of Directors as recommended by the Compensation Committee. The Compensation Committee is responsible for establishing the Corporation’s Compensation Philosophy and making compensation recommendations regarding the position of Chairman, President, and CEO. The Compensation Committee operates under a written charter, adopted by the Board of Directors, which is available on the Corporation’s website at www.enbfc.com/committee_charters.asp or by contacting Paul W. Wenger, Secretary of the Corporation. The Charter outlines the Committee’s responsibilities including:

•	Establishing Compensation Policies;
•	Determining Base Salaries and Bonus amounts;
•	Annually approving (along with the entire Board of Directors) the Bank’s Compensation Policies;
•	Evaluating and determining the types of benefits appropriate to enhance the Executive Compensation Program Objectives; and
•	Approving target financial performance levels.

The Committee meets with the Vice President of Human Resources of the Corporation, who provides an analysis of the survey results (discussed below) and a workforce comparison. The Committee reviews survey projections of grade-range changes, average-wage increases, and specific job-related minimums, midpoints, and maximums paid by competing survey participants. The Committee also recommends methods of handling employee compensation that falls below or above the Corporation’s grade ranges.

The Committee reviews guidelines for compensation, bonus, and other compensation perquisites for all Corporation and Bank employees. All employees, including Executives, receive annual Performance Appraisals, reviewing goal attainment and overall job performance. The Chairman, President, and CEO conducts the Performance Appraisals of other Executive Officers and members of the Management Team.

The Compensation Committee operates under a written charter which is available to shareholders on the Corporation’s website at www.enbfc.com/committee_charters.asp or by contacting Paul W. Wenger, Secretary of the Corporation.

Chairman, President, and CEO Performance Review

The Compensation Committee annually conducts a performance review of the Chairman, President, and CEO’s job performance. As with all other positions within the organization, the Corporation uses a formal system of job evaluation for the Chairman, President, and CEO. The Compensation Committee provides a written CEO Performance Evaluation form to all independent members of the Board of Directors. Each member completes an Evaluation that covers Goal Attainment, Management Decisions, General Corporate Operations, and Overall Corporate Performance. Following receipt of the completed evaluations, an overall rating is calculated. The results and any recommendation for a compensation change are discussed with the remaining independent members of the Board of Directors who make a decision regarding a compensation change. Many items play a role in determining the level of annual compensation for the Chairman, President, and CEO, including:

•	The Chairman, President, and CEO’s performance;
•	Salary Survey data from the Corporation’s Peer Group; and
•	General Corporate performance.

In determining whether the Base Salary of the Chairman, President, and CEO should be adjusted, the Board of Directors takes into account non-quantitative individual performance and quantitative performance factors of the Corporation, plus information regarding compensation paid to Executives performing similar duties for financial institutions in the Corporation’s market area.

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While the Compensation Committee does not use predetermined numerical formulas to determine changes in compensation for the Chairman, President, and CEO, it weighs a variety of different performance factors in its deliberations. It has emphasized, and will continue to emphasize, the Corporation’s Profitability, Capital Position and Income Level, and Return on Tangible Equity, as well as the individual’s Leadership and Managerial Qualities, Personal Qualities, Judgment, Knowledge and Skills, Board Relations, Bank Staff Relations, Community Relations, and Political Effectiveness, as factors in setting the compensation for the position of Chairman, President, and CEO.

Committee recommendations are presented to the entire Board of Directors and the proposals are approved and ratified or sent back to the committee for additional review and re-presentation at a later date. The Chairman, President, and CEO does not participate in, and is not present, for these discussions. Only independent (non-employee) board members participate in this discussion.

Role of Executive Officers in Determining Compensation

The Compensation Committee meets with the Vice President of Human Resources of the Corporation who provides the committee with the information necessary for their analysis. Messrs. Groff and Wenger participated during Board decisions regarding the compensation of employees and other executive officers. They did not, however, participate and were not present when their respective performance and compensation was discussed.

Elements of the Executive Compensation Program

The Corporation’s Executive Compensation Package includes Base Salary, Bonuses, Insurance, Retirement Plans, Stock Purchase Plans, and in certain instances, a Company-provided Car, and Director Fees.

The Corporation is managed by an eleven-member management team, which includes the President and CEO and the named Executive Officers. The management team oversees the various functional units within the Corporation and reports to the President and CEO.

At year-end 2011, four (4) of the management team members (all of whom are named Executive Officers) have greater than 25 years of service and four (4) management team members, including two (2) named Executive Officers, have greater than 10 years of service at the Corporation. The remaining three (3) management team members, including one (1) named Executive Officer), have lesser service at the Corporation, but bring experience from other financial institutions.

Of the eleven (11) total management team members, all but one of the members received promotions into their present management-level positions. The promoted members continue to receive benefits similar to all other Corporation employees during their service. The current philosophy of the Corporation is that promotions to Executive or Management status do not result in additional compensation or benefits beyond a Base Salary increase. Base Salary has been Executives’ and Managements’ major form of compensation for increased responsibilities. This internal movement has allowed the Corporation to retain quality Executives and Managers without having to provide additional perquisites other than larger Base Salaries. However, the necessity of perquisites continues to be evaluated and considered as part of the larger succession-planning endeavor.

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Base Salaries

Base Salaries are a major component of Executive and Management compensation and are reviewed every year to determine if a change is appropriate. The Corporation participates in various salary surveys each year and makes adjustments to Base Salaries supported by:

•	Survey comparisons;
•	The Corporation’s performance;
•	The Individual’s performance;
•	The Individual's level of responsibility; and
•	Position responsibilities.

Compensation and Benefits Survey/Benchmarking

The following Compensation and Benefit Surveys are used to determine market values of positions and other trends in Executive Compensation:

•	Webber Survey (1) provides direct banking comparisons to both local and regional banks in Pennsylvania, plus comparisons by asset size which information is provided in salary ranges. The results are reviewed, analyzed, and compared to internal pay and benefits for equity and competitiveness.

•	Compdata Surveys (2) provide a broader perspective on market trends by including both bank and non-bank comparisons. This survey provides data by geographical locations, including National, U.S. Regional (Mid-Atlantic), State, and Local Regional (Central PA). In some cases, a city or county comparison is also included where sufficient employee positions are surveyed.

•	Various other surveys (3) are used to identify more local compensation trends. These include local chamber of commerce surveys, independent banking surveys between local banks (often very job-specific) and local human resource group surveys. Participation in these surveys varies from year to year because not every group surveys annually. The surveys do not disclose specific salaries at other institutions, but provide salary ranges based upon asset size and location.
_______________________________

(1)	The following Regional Survey Participants were used for Executive Compensation planning purposes: ACNB Bank, AgChoice Farm Credit, Bank of Landisburg, Centric Bank, F&M Trust Company, Jonestown Bank and Trust, Mid Penn Bank, Orrstown Bank, Pennsylvania State Employees Credit Union, and York Traditions Bank. In addition, the following Survey Participants with asset sizes from $500 million to $999 million were used for Executive Compensation planning purposes: 1st Summit Bank, ACNB Bank, Conestoga Bank, Dime Bank, F&M Trust Company, Fidelity Deposit and Discount Bank, First Citizens National Bank, First Columbia Bank and Trust, First Keystone National Bank, First National Bank and Trust of Newtown, Honesdale National Bank, Jersey Shore State Bank, Mid-Penn Bank, NexTier Bank, Peoples Neighborhood Bank, QNB Bank, Somerset Trust Company, and Washington Financial Bank.

(2)	Individual Participant Names are not provided with this survey. Included in this survey were twelve (12) Commercial Banks and ten (10) Credit Unions.

(3)	Individual Participant Names are not provided with these surveys.

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The Corporation targets Base Salaries at the 50th percentile of other comparably sized and regionally located financial institutions as reported in the compensation surveys. (The 50th percentile represents the market value of an experienced and qualified individual in a similarly situated position.)

In comparing the Base Salary of the named Executive Officers to the average of the 2011 salary surveys, the Base Salaries fell as follows:

Aaron L. Groff, Jr. – Chairman, President, and CEO

Base Salary fell between the minimum and the midpoint, or 40.85% place in range. Following the Compensation Committee’s analysis, an increase of 5.00% was recommended to adjust the President and CEO’s Base Salary to 50.76% place in range of the survey data.

Dale G. Burkholder – Senior Vice President and Senior Loan Officer

Base Salary fell between the minimum and the midpoint, or 46.40% place in range. Following the President’s performance evaluation, an increase of 2.50% was recommended to adjust the Sr. VP., Senior Loan Officer’s Base Salary to 51.27% place in range of the survey data.

James B. Dull – Senior Vice President, Senior Operations and Technology Officer

Base Salary fell between the minimum and the midpoint, or 40.38% place in range. Following the President’s performance evaluation, an increase of 3.25% was recommended to adjust the Sr. VP., Technology Officer’s Base Salary to 50.56% place in range of the survey data.

Barry W. Harting – Senior Vice President, Risk Management Officer

Base Salary fell between the minimum and the midpoint, or 34.44% place in range. Following the President’s performance evaluation, an increase of 3.25% was recommended to adjust the Sr. VP., Risk Management Officer’s Base Salary to 38.98% place in range of the survey data.

Mary E. Leaman – Vice President and Senior Retail Officer

Base Salary fell between the minimum and the midpoint, or 20.88% place in range. Following the President’s performance evaluation, an increase of 3.50% was recommended to adjust the VP., Senior Retail Officer’s Base Salary to 28.12% place in range of the survey data.

Scott E. Lied – Treasurer of ENB Financial Corp and Senior Vice President and Chief Financial Officer of Ephrata National Bank

Base Salary fell between the minimum and the midpoint, or 19.75% place in range. Following the President’s performance evaluation, an increase of 3.50% was recommended to adjust the Sr. VP., Chief Financial Officer’s Base Salary to 25.77% place in range of the survey data.

Paul W. Wenger – Vice President and Secretary of ENB Financial Corp and Senior Vice President and Cashier of Ephrata National Bank

Base Salary fell between the minimum and the midpoint, or 41.56% place in range. Following the President’s performance evaluation, an increase of 3.00% was recommended to adjust the VP., Secretary of ENB Financial Corp’s Base Salary to 47.25% place in range of the survey data.

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Bonuses

An Annual Employee Holiday Bonus is paid to all employees before year-end based on “total worked” compensation. Executives receive the same bonus percentage as all other employees. A larger dollar amount of an Executive’s bonus is attributable to higher annual compensation.

An Annual Performance Bonus is considered in February of each year. The Corporation determines if general corporate income and growth goals have been met or surpassed in the prior year and a determination is made whether a Performance Bonus will be paid to employees. The Corporation does not provide a formalized Executive Bonus Plan as a perquisite. An Annual Performance Bonus was paid in 2011 providing a payment of $250 to all full-time employees and a payment of $100 to all part-time employees.

Insurance

Health, Life, and Disability Insurance

As is standard in the industry, all employees receive various types of insurance based on Standard Hours Worked per Week. Executives receive insurance benefits similar to other full-time employees. Executives do not receive any insurance perquisites based upon their position. Insurance coverage for employees working thirty (30) or more standard hours per week includes:

•	Health Insurance
•	Disability Insurance
•	Life Insurance in the amount of five (5) times an employee’s annualized salary to a maximum of $400,000

Health, Life, and Disability Insurance are not tied to Corporate or individual performance. The expense of providing such benefits to all employees is not taken into account when determining specific salaries of the named Executives, and is seen as a cost of doing business.

Bank Owned Life Insurance (BOLI)

During 2006 and 2007, all Vice Presidents and members of Senior Management were invited to participate in the Corporation’s purchase of Bank Owned Life Insurance (BOLI). BOLI is typical in the financial services industry as an investment vehicle for the Corporation that allows greater employee benefits to be offered at a lower cost, and encourages employment longevity. In addition to being considered an investment vehicle for the Corporation, BOLI also provides life insurance coverage. The life insurance coverage is placed on the lives of the employees who agreed to participate, and the Corporation receives the death payment benefit when the employee dies. To reward their participation in BOLI, the Corporation purchases additional life insurance coverage for each participant at one (1) times their annualized salary. All Vice Presidents and members of Senior Management, including the named Executive Officers, chose to participate in BOLI, and the cost of the additional life insurance coverage for the named Executive Officers is included in the Other Compensation Table on page 23.

Retirement Plans

The Corporation considers it important to assist employees in saving for retirement and retirement plans encourage employees to remain in the employment of the Corporation. In order to have a diversified retirement program for employees and to encourage participation, the Corporation has established two (2) types of retirement plans for its employees; a Defined Contribution Pension Plan, and a 401(k) Savings Plan. A description of these retirement plans can be found on page 24.

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Stock Option and Stock Award Programs

Currently the Corporation does not have a Stock Option or Stock Award Program. Our current compensation model maintains Base Salary and Annual Bonuses as the major components of compensation.

Severance Plan

The Corporation has a Severance Plan that is available to employees based on the circumstances of their release and with the approval of the Board of Directors. Since its inception in 2002, the Severance Plan has been used infrequently for long-term non-exempt employees. The Severance Plan could be available for any employee being released from employment for reasons other than willful misconduct or general performance issues, but such payment is solely at the discretion of the Board of Directors depending upon the individual circumstances.

Executive Contracts and Change of Control Agreements

There are no Employment, Change of Control, or other contracts between ENB Financial Corp or Ephrata National Bank and any of its Executives or other employees.

Other Forms of Compensation (Perquisites)

Company Car for Chairman, President, and CEO

Given his position and the amount of time he spends on Corporate and Bank business outside the office, a company car is provided for one Bank Executive – the Chairman, President, and CEO – for personal and business purposes. Personal use of the car is taxable, based on standard IRS lease value tables, and is included in the Other Compensation Table on page 23.

Director Fees

In 2011, two Executives, named below, received Director Fees for the work they perform through their participation on the Corporation’s Board of Directors. The Director Fees they received are included in the Other Compensation Table on page 23.

•	Aaron L. Groff, Jr. (Chairman, President, and CEO of ENB Financial Corp and Ephrata National Bank)
•	Paul W. Wenger (Secretary of ENB Financial Corp and Senior Vice President and Cashier of Ephrata National Bank)

Other Forms of Compensation (Non-Perquisites)

Employee Stock Purchase Plan - Discount Earnings

The Corporation believes that exceptional performance is achieved through an ownership culture that encourages employees to become shareholders of the Corporation. In an effort to align the interests of the Corporation’s employees with the interests of its shareholders, the Corporation offers an Employee Stock Purchase Plan (ESPP) to all eligible employees. Eligible employees are those who have been employed five (5) months or longer and whose Standard Hours per Week are twenty (20) or greater. Employees, including named Executive Officers, participating in the ESPP receive a 10% discount off the quarter-end fair market value of the Corporation’s Common Stock.

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ESPP Discount Earnings for named Executive Officers are included in the Other Compensation Table on page 23, and a description of the ESPP begins on page 28.

Service Awards

Service Awards are available to all employees who are regular full-time and regular part-time employees and are based upon their length of service. There is no differentiation for Service Awards between named Executive Officers and other employees. Employees receive awards beginning at five (5) years of employment and continuing in five-year increments thereafter. The awards vary from a $50 Gift Card for five (5) years of service to cash awards that begin at the ten-year anniversary and continue, in increasing amounts, after the completion of each additional five (5) years of service. Service Awards are offered to provide an incentive to remain in the employment of the Corporation.

Service Awards for named Executive Officers are included in the Other Compensation Table on page 23.

Short and Long-Term Incentive Plans

The Corporation continues to use Base Salary and Bonuses as the core components of executive compensation because it provides the Executive with solid compensation that is not tied to market fluctuations. Therefore, throughout 2011, there were no Short-Term or Long-Term Incentive Plans in place, and no Executive Officer received any Short-Term or Long-Term Incentives through an earlier Incentive Plan.

Differences In Compensation Awarded to Named Executive Officers

All Executive Officers receive similar compensation. Any difference in the amount of compensation is based upon position, performance levels, and length of service with the Corporation. There are no incentives awarded to Executive Officers.

Impact of Tax and Accounting Treatment

There were no adjustments to compensation based upon tax or accounting treatments.

Executive Compensation

The Board conducted a risk assessment of the Corporation’s compensation program and concluded that the program is balanced, does not motivate imprudent risk taking, and is not reasonably likely to have a material adverse effect on the Corporation.

The information in the following table concerns the annual compensation for services in all capacities to ENB Financial Corp and Ephrata National Bank for the fiscal year ended December 31, 2011, of those persons who were, at December 31, 2011, (i) the Chief Executive Officer, (ii) the Chief Financial Officer, and (iii) the other three most highly compensated executive officers of the Corporation and the Bank, to the extent such person’s total compensation exceeded $100,000.

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SUMMARY COMPENSATION TABLE

Name and				All Other	Total
Principal Position	Year	Salary	Bonus	Compensation	Compensation
		($)(1)	($)(2)	($)(3)	($)(4)

Aaron L. Groff, Jr.	2011	228,919	4,828	53,067	286,814
Chairman of the Board,	2010	218,017	4,360	49,010	271,387
President and CEO	2009	205,677	4,113	44,582	254,372

Dale G. Burkholder	2011	131,048	2,884	13,943	147,875
Senior Vice President,	2010	127,293	2,559	11,599	141,451
Senior Loan Officer	2009	122,692	2,455	13,725	138,872

Paul W. Wenger	2011	128,642	2,829	33,596	165,067
Senior Vice President	2010	124,956	2,499	30,985	158,440
and Cashier	2009	120,149	2,401	29,844	152,394

James B. Dull	2011	123,448	2,719	12,607	138,774
Senior Vice President,	2010	119,620	2,392	11,631	133,643
Operations & Technology	2009	115,019	2,300	11,121	128,440

Scott E. Lied	2011	121,983	2,690	12,603	137,276
Senior Vice President,	2010	112,401	2,248	11,210	125,859
Chief Financial Officer	2009	103,269	2,065	10,082	115,416

Summary Compensation Table Key

(1)	Base Salary
(2)	An Annual Employee Holiday Bonus is paid to all employees before year-end based on “total worked” compensation. Bank Executives receive the same bonus percentages as all other employees; the larger dollar amount of an Executive’s bonus is attributable to higher annual compensation. A $250 Corporate Performance Bonus paid to all full-time employees in 2011 is also included in this amount.
(3)	All Other Compensation includes Total Other Earnings in the OTHER COMPENSATION TABLE on page 23, and Pension Forfeitures and Pension Contributions, (2) through (4), on the DEFINED CONTRIBUTION PENSION PLAN TABLE on page 25.
(4)	Total of (1) through (3)

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OTHER COMPENSATION TABLE

				Group	BOLI		401(k)	10%
				Life	Participation	Inside	Corporate	Discount	Total
Name and		Company	Service	Insurance	Extra Life	Director’s	Match	ESPP	Other
Principal Position	Year	Auto	Awards	Premiums	Premiums	Fees	Dollars	Shares	Earnings
		($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)(8)

Aaron L. Groff, Jr.	2011	7,772	0	720	1,044	19,000	6,122	374	35,032
Chairman of the Board,	2010	7,472	0	1,008	914	17,250	5,414	332	32,390
President and CEO	2009	4,374	0	1,008	914	16,350	0	330	22,976

Dale G. Burkholder	2011	0	0	720	433	0	3,239	1,432	5,824
Senior Vice President,	2010	0	800	1,008	422	0	1,594	342	4,166
Senior Loan Officer	2009	0	0	1,008	422	0	0	1,858	3,288

Paul W. Wenger	2011	0	0	720	433	20,000	3,444	1,162	25,759
Senior Vice President	2010	0	0	1,008	422	18,150	3,213	1,063	23,856
and Cashier	2009	0	0	1,008	422	17,250	0	1,075	19,755

James B. Dull	2011	0	0	720	565	0	3,246	799	5,330
Senior Vice President,	2010	0	0	1,008	515	0	3,043	300	4,866
Operations & Technology	2009	0	0	1,008	515	0	0	199	1,722

Scott E. Lied	2011	0	0	720	556	0	3,225	975	5,476
Senior Vice President,	2010	0	0	1,008	462	0	2,866	812	5,148
Chief Financial Officer	2009	0	0	1,008	462	0	0	712	2,182

Other Compensation Table Key

(1)	Personal-use expense for Company-provided automobile – a perquisite.
(2)	Service Awards given to all employees every five (5) years.
(3)	Group Life Insurance Premium. Full-time employees receive Life Insurance Coverage at 5 times their annualized salary. A new insurer provided the same Life Insurance Coverage at a reduced Premium in 2011
(4)	Additional life insurance is provided as incentive to participate in Bank Owned Life Insurance (BOLI). All Vice Presidents and Senior Vice Presidents were asked to participate in BOLI.
(5)	Inside Director’s fees paid.
(6)	401(k) Savings Plan Corporate Match Dollars. See 401(k) Savings Plan – Match Data Table on page 27.
(7)	All participating employees receive 10% discount on stock purchased through the Employee Stock Purchase Plan.
(8)	Total of (1) through (7).

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RETIREMENT PLANS

Defined Contribution Pension Plan

The Corporation has established a Defined Contribution Pension Plan covering all employees aged 21 or older who work 1,000 or more hours in a calendar year and have completed at least one year of service. Entry into and participation in the Defined Contribution Pension Plan begins on January 1 or July 1 after meeting the eligibility requirements. Normal retirement is at age 65. A late retirement feature exists within the Defined Contribution Pension Plan whereby a participant who has attained age 65 may continue to participate and receive employer contributions. A participant is fully vested after six years and is automatically vested upon death or retirement due to disability.

There is a graded vesting schedule for other termination of employment: 20% after two years, 40% after three years, 60% after four years, 80% after five years, and 100% after six years. The timing and form of the distribution of benefits is at the Corporation’s discretion, except in the cases of death or retirement at age 65.

The Defined Contribution Pension Plan is administered by a third party and Ephrata National Bank serves as the Trustee.

The Corporation makes annual contributions to eligible employee pension accounts equal to 5.0% of the employee’s eligible annual income. Employees that earn over the Social Security maximum receive an additional annual contribution of 5.0% of all eligible dollars earned that are over the Social Security maximum. In 2011, the Social Security maximum was $106,800. Beginning in 2010, the Corporation’s contribution into the Defined Contribution Pension Plan was reduced from 7.5% to 5.0% of eligible earnings and the 401(k) Savings Plan was amended to include a 2.5% match by the Corporation on all employee contributions up to 5.0% of eligible compensation.

For purposes of the Defined Contribution Pension Plan, eligible compensation was limited to $245,000 in 2011, 2010, and 2009. Total contributions to the Defined Contribution Pension Plan were $310,932 in 2011, $387,171 in 2010, and $531,330 in 2009.

In 2011, the Corporation contributed the following amounts to the Defined Contribution Pension Plan on behalf of the named Executive Officers: Aaron L. Groff, Jr., Chairman of the Board, President and Chief Executive Officer, $18,035; Dale G. Burkholder, Senior Vice President and Senior Loan Officer, $8,119; Paul W. Wenger, Senior Vice President and Cashier, $7,837; James B. Dull, Senior Vice President and Senior Operations and Technology Officer, $7,277; and Scott E. Lied, Senior Vice President and Chief Financial Officer, $7,127.

Larger contributions to the Defined Contribution Pension Plan for named Executive Officers are attributable to their higher Base Salaries. Defined Contribution Pension Plan contributions for named Executive Officers are included in the Defined Contribution Pension Plan Table on page 25 and in All Other Compensation on the Summary Compensation Table on page 22.

401(k) Savings Plan

The ENB 401(k) Savings Plan was introduced in 2001 as a method to allow employees to save additional funds for retirement above the pension offered through the Corporation’s Defined Contribution Pension Plan. Initially, the Corporation did not provide a match of any employee contributions to the 401(k) Savings Plan. In 2010, the 401(k) Savings Plan was amended to allow all employees to participate and to provide a 2.5% Corporation match on all employee contributions up to 5.0% of eligible compensation. The Corporation began matching contributions for 401(k) Savings Plan participants to encourage its employees to save for their retirement. Since the Corporation began matching 401(k) Savings Plan contributions, participation rates in the Plan increased from approximately 40% in 2009 to over 75% in 2010 and 2011.

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DEFINED CONTRIBUTION PENSION PLAN TABLE

		1-Jan					Total $	31-Dec
		Pension		5.00%	5.00%	Pension	Change	Pension
Name and	Plan	Plan	Pension	Pension	Pension	Investment	in	Plan
Principal Position	Year	Value	Forfeitures	Contribution	Contribution	Earnings	Pension	Value
		($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)

Aaron L. Groff, Jr.	2011	772,281	0	11,687	6,348	13,593	31,628	803,909
Chairman of the Board,	2010	675,432	0	10,980	5,640	80,228	96,848	772,280
President and CEO	2009	542,775	0	15,735	5,871	111,051	132,657	675,432

Dale G. Burkholder	2011	415,045	0	6,730	1,389	7,305	15,424	430,469
Senior Vice President,	2010	364,336	0	6,387	1,046	43,276	50,709	415,045
Senior Loan Officer	2009	293,790	0	9,389	1,048	60,109	70,546	364,336

Paul W. Wenger	2011	439,961	0	6,589	1,248	7,744	15,581	455,542
Senior Vice President	2010	386,878	0	6,234	895	45,954	53,083	439,961
and Cashier	2009	312,792	0	9,191	898	63,997	74,086	386,878

James B. Dull	2011	310,787	0	6,309	968	5,470	12,747	323,534
Senior Vice President,	2010	271,744	0	6,052	713	32,278	39,043	310,787
Operations & Technology	2009	217,787	0	8,799	600	44,558	53,957	271,744

Scott E. Lied	2011	88,093	0	6,234	893	1,551	8,678	96,771
Senior Vice President,	2010	73,322	0	5,701	361	8,709	14,771	88,093
Chief Financial Officer	2009	54,310	0	7,900	0	11,112	19,012	73,322

Defined Contribution Pension Plan Table Key

(1)	Plan Value at beginning of Plan Year
(2)	Forfeitures – Non-Vested Employee Funds Returned to Plan upon Termination
(3)	5.0% Contribution of Eligible Earnings
(4)	5.0% Contribution of Eligible Earnings over Social Security Wage Base
(5)	Investment Earnings from Plan Year
(6)	Total Change in Pension $ from beginning of the Plan Year – Total of (2) through (5) above
(7)	Year Ending Pension Plan Balance – Total of (1) + (6)

No Pension Plan Payments were made to the named Executive Officers above during 2011.

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PENSION BENEFITS TABLE

Name and Principal Position	Plan Name	Number of Years of Credited Service	Value of Accumulated Benefit As of 12/31/11	Payments During Last Fiscal Year
		#	($)	($)

Aaron L. Groff, Jr.	Defined Contribution	44	803,909	0
Chairman of the Board,	Pension Plan
President and CEO

Dale G. Burkholder	Defined Contribution	31	430,469	0
Senior Vice President,	Pension Plan
Senior Loan Officer

Paul W. Wenger	Defined Contribution	44	455,542	0
Senior Vice President	Pension Plan
and Cashier

James B. Dull	Defined Contribution	29	323,534	0
Senior Vice President,	Pension Plan
Operations & Technology

Scott E. Lied	Defined Contribution	13	96,771	0
Senior Vice President,	Pension Plan
Chief Financial Officer

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401(k) SAVINGS PLAN – MATCH DATA TABLE

Name and	Plan	Plan	Corporate
Principal Position	Name	Year	Match
			$(1)(2)

Aaron L. Groff, Jr.	ENB 401(k) Savings Plan	2011	6,122
Chairman of the Board,		2010	5,414
President and CEO		2009	0

Dale G. Burkholder	ENB 401(k) Savings Plan	2011	3,239
Senior Vice President,		2010	1,594
Senior Loan Officer		2009	0

Paul W. Wenger	ENB 401(k) Savings Plan	2011	3,444
Senior Vice President		2010	3,213
and Cashier		2009	0

James B. Dull	ENB 401(k) Savings Plan	2011	3,246
Senior Vice President,		2010	3,043
Operations & Technology		2009	0

Scott E. Lied	ENB 401(k) Savings Plan	2011	3,225
Senior Vice President,		2010	2,866
Chief Financial Officer		2009	0

401(k) Savings Plan Table Key

(1)	Total Funds Match during 2011. Included in Earnings on OTHER COMPENSATION TABLE on page 23.
(2)	In 2010 the Corporation began matching a portion of a participating employee’s eligible 401(k) Savings Plan contributions. The Corporation did not match 401(k) Savings Plan contributions in 2009.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In the event of death or disability of a named Executive Officer, the named Executive Officer will receive benefits under the Corporation’s retirement plan, disability plan, or payments under the Corporation’s life insurance plan, as appropriate.

In addition, for the calendar year ending December 31, 2011, and in the event of the death of the named Executive Officer on December 31, 2011, the beneficiaries of the named Executive Officer would receive the following benefits through Lincoln Financial Group: Aaron Groff’s beneficiary would receive $229,000; Dale Burkholder’s beneficiary would receive $95,000; Paul Wenger’s beneficiary would receive $95,000; James Dull’s beneficiary would receive $124,000, and Scott Lied’s beneficiary would receive $122,000.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s 2012 Proxy Statement.

Compensation Committee

Paul M. Zimmerman, Jr., Chair

J. Harold Summers

Mark C. Wagner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Corporation’s entire Board of Directors, through the Compensation Committee, is responsible for establishing, implementing, and monitoring compensation policies. Messrs. Groff and Wenger, each of whom was a member of the Board in 2011, also served as Executive Officers of the Corporation. While Messrs. Groff and Wenger participated during 2011 in Board decisions regarding the compensation of employees and subordinate Executive Officers, they did not participate in any Board decision regarding their own compensation and were excused from the Board meeting at which their respective compensation was discussed.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The Corporation has established The ENB Financial Corp Dividend Reinvestment and Stock Purchase Plan (“DRP”). The purpose of the DRP is to provide shareholders with a convenient and economical way to buy additional shares of the Corporation’s Common Stock by reinvesting dividends or by voluntarily making cash payments under the terms of the DRP. Under the terms of the DRP, the Corporation is authorized to issue up to 200,000 shares of its Common Stock. As of December 31, 2011, there were a total of 106,851 shares held in the DRP and 51,842 shares had been issued in the form of reinvested dividends.

EMPLOYEE STOCK PURCHASE PLAN

The Corporation established the ENB Financial Corp 2001 Employee Stock Purchase Plan (“2001 ESPP”), originally adopted by Ephrata National Bank and assumed by the Corporation upon formation of the holding company in 2008. The 2001 ESPP authorized the issuance of up to 140,000 shares of the Corporation’s Common Stock to its employees and as of December 31, 2011, 54,287 shares had been issued under the 2001 ESPP.

Due to the expiration of the 2001 ESPP in 2011, the Board of Directors of the Corporation is presenting Proposal No. 3 to its shareholders, requesting approval of the ENB Financial Corp 2011 Employee Stock Purchase Plan to serve as the successor to the 2001 ESPP.

PROPOSAL NO. 2:

AMENDMENT TO ARTICLE 11 OF THE ARTICLES OF INCORPORATION

TO ELMINATE PREEMPTIVE RIGHTS

The Corporation is seeking to amend Article 11 of its Articles of Incorporation to eliminate preemptive rights. On March 14, 2012, the Board of Directors of the Corporation approved and adopted resolutions to amend Article 11 of the Corporation’s Articles of Incorporation to eliminate preemptive rights and a resolution to submit the proposed amendment to the shareholders of the Corporation to approve and adopt with a recommendation by the Board of Directors to vote FOR the proposed amendment.

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If shareholders approve and adopt the proposed amendment, the Corporation will file amended and restated Articles of Incorporation with the Pennsylvania Department of State, to be effective upon filing, amending Article 11 of its Articles of Incorporation to read in its entirety as follows:

“11. ~~If the Common Stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said Common Stock owned by him or her at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders’ meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of Common Stock must be exercised. If the Common Stock is increased by a stock dividend, each shareholder shall be entitled to his proportionate amount of such increase in accordance with the number of shares of Common Stock owned by him or her at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders’ meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.~~

No holder of shares of any class of shares or of any series of any class of shares shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation, whether now or hereafter authorized, or any obligations or other securities convertible into or carrying options or warrants to purchase any such shares of the Corporation, or any options or rights to purchase any such shares or securities, issued or sold by the Corporation for cash or any other form of consideration, and any such shares, securities, options, warrants or rights may be issued or disposed of by the Board of Directors to such persons and on such terms as the Board of Directors, in its discretion, shall deem advisable.”

Purpose of Eliminating Preemptive Rights

Under Article 11, as currently in effect, the holders of common shares have the preemptive right, upon the offering or sale of any common shares for cash, to purchase such shares in proportion to their respective holdings at the price fixed for the sale of the shares, with limited exemptions. Preemptive rights were required to be retained by the Corporation during its holding company formation.

The original purpose of preemptive rights was to prevent a corporation or a majority of shareholders of the Corporation from diluting a minority shareholder’s interest. Although these rights may be beneficial in the context of smaller, privately-held companies, they present, in the opinion of the Board of Directors and management, a cumbersome restriction on the ability of a public company to issue and/or sell shares for appropriate corporate purposes including offering employees equity compensation plans and establishing dividend reinvestment plans. Moreover, unlike a minority shareholder in a private company, a shareholder of a public company can prevent dilution of the shareholder’s voting power simply by purchasing more shares on the open market.

Preemptive rights were originally developed in the United States during the 19th century. However, during the 20th century, most public companies abandoned these rights. In fact, Section 1530 of the Pennsylvania Business Corporation Law of 1988 states that shareholders of a Pennsylvania corporation do not have preemptive rights unless such rights are expressly granted in the company’s articles of incorporation. However, corporations with preemptive rights, such as the Corporation, continue to have preemptive rights, unless the shareholders amend the articles of incorporation to eliminate preemptive rights. Few public companies still provide preemptive rights to their shareholders.

The elimination of preemptive rights will give the Corporation greater flexibility in offering employees equity compensation and incentive plans, establishing dividend reinvestment and stock purchase plans, raising additional capital, if necessary, and an enhanced ability to negotiate the most favorable terms in light of the prevailing circumstances and market conditions. It can be time consuming to notify each shareholder of the shareholder’s preemptive rights, and that process can cause delays, increase the costs of implementing employee equity plans, establishing dividend reinvestment plans, or raising capital and negatively impact pricing of capital to be issued. Similarly, there would be costs and delays associated with holding a meeting of the shareholders for the purpose of releasing preemptive rights in respect of a proposed corporate action. Given the size of the Corporation’s shareholder base and the fact that its common shares are publicly traded, the Board of Directors believes that having preemptive rights in the Articles prevents the Corporation from taking full advantage of the public trading markets and restricts the Corporation’s ability to raise capital in an efficient manner.

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Consequently, the Board has determined that it would be in the best interests of the Corporation and its shareholders to eliminate these preemptive rights, and the Board adopted, subject to shareholders’ approval, an amendment to the Articles as set forth under this Proposal No. 2 to amend Article 11 to eliminate preemptive rights.

Required Vote and Board Recommendation

Approval and adoption of Proposal No. 2 requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter at the Corporation’s annual meeting. The Board of Directors recommends shareholders vote “FOR” Proposal No. 2.

PROPOSAL NO. 3:

APPROVAL AND ADOPTION OF THE ENB FINANCIAL CORP

2011 EMPLOYEE STOCK PURCHASE PLAN

The Corporation is requesting that its shareholders vote to approve the ENB Financial Corp 2011 Employee Stock Purchase Plan (the “Purchase Plan”). The following summary of the principal features of the Purchase Plan is qualified by reference to the full text of the Purchase Plan, attached as Appendix A to this Proxy Statement.

General

The Purchase Plan permits eligible employees to purchase shares of common stock directly from the Corporation from authorized but previously unissued shares or shares held in the treasury. The Corporation will use the proceeds it receives from the sale of such common stock pursuant to the Purchase Plan for general corporate purposes. It is the Corporation’s intention that the Purchase Plan qualifies as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Purpose of the Purchase Plan

The purpose of the Purchase Plan is to provide employees of the Corporation and its subsidiaries with an opportunity to purchase common stock of the Corporation. The Purchase Plan is intended to be the successor of the ENB Financial Corp 2001 Employee Stock Purchase Plan.

Key Terms

The Purchase Plan is designed to meet the requirements of Code Section 423.  The following items highlight the key provisions of the Purchase Plan:

Purchase Plan Effective Date:	July 1, 2011 and requires the approval of the Purchase Plan by the shareholders of the Corporation.
Purchase Plan Term:

The Purchase Plan will terminate on the earlier of the tenth anniversary or when all shares of common stock reserved thereunder have been purchased, unless terminated earlier by the Corporation’s Board of Directors.

Shares Authorized:	140,000 shares of ENB Financial Corp common stock, $0.20 par value per share, subject to adjustment.

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Shares Authorized as a Percent of Outstanding Common Stock:	Approximately 4.9% of shares outstanding on December 31, 2011.
Purchase Price:

The purchase price for shares purchased under the Purchase Plan shall initially equal 90% of the fair market value of such shares on the date of purchase. Accordingly, shares will be offered to eligible employees at a 10% discount. The purchase price may be adjusted from time to time by the Board of Directors.

Share Limits Per Person:	Shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation, or having a fair market value of $25,000 per employee per calendar year.

Eligibility

Any employee, who, on the relevant offering date, customarily works at least five months in a calendar year and at least 20 hours per week is eligible to participate in the Purchase Plan.  Non-employee directors of the Corporation are ineligible to participate. As of March 16, 2012, there were approximately 190 employees eligible to participate.

Administration of the Purchase Plan

The Board, or a committee named by the Board, shall supervise and administer the Purchase Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Purchase Plan and not inconsistent with the Purchase Plan, to construe and interpret the Purchase Plan, and to make all other determinations necessary or advisable for the administration of the Purchase Plan.

Custodian

The Corporation’s current registrar and transfer agent, Registrar and Transfer Company, has been designated the initial custodian under the Purchase Plan.

Participation in the Purchase Plan

There are two consecutive offering periods under the Purchase Plan commencing January 1 and July 1 of each year (or at such other time or times as may be determined by the Board of Directors). Each offering period consists of two (2) consecutive purchase periods of three (3) months. The purchase periods begin each January 1, April 1, July 1, and October 1 and continue until the next offering period commences. Generally, an eligible Employee may become a participant in the Purchase Plan by completing a subscription agreement prior to the beginning of any offering period. Once enrolled in the Purchase Plan, mandatory payroll deductions shall commence on the first full payroll following the beginning of the offering period. Once a quarterly offering period is ended, a participant is automatically enrolled in the next offering period unless such participant chooses to withdraw from the Purchase Plan (as described below).

Purchasing Stock

A participant may designate that the Corporation use payroll deductions to purchase stock at a rate that is at least 0% but not more than 20% of such participant’s compensation. Subject to certain limitations, a participant may only change the amount of pay that is deducted to purchase shares under the Purchase Plan (other than to withdraw entirely, as set forth below) once during a purchase period.

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On the last day of each purchase period (i.e., March 31, June 30, September 30, and December 31) payroll deductions accumulated during the offering period are applied automatically to purchase common stock.  The price of each share of common stock purchased under the Purchase Plan is equal to 90% of its fair market value on the purchase date. Subject to certain limitations, the number of shares purchased is determined by dividing the participant’s contributions retained in his or her account and accumulated, by the applicable Purchase Price. However, the maximum number of shares a participant may purchase during the calendar year shall be 2,500 shares (subject to adjustment). All shares purchased are credited to the participant and registered in the name of the participant in an account maintained for such participant by Registrar and Transfer Company, as custodian under the Purchase Plan. All shares purchased under the Purchase Plan are automatically enrolled in the Corporation’s Dividend Reinvestment and Stock Purchase Plan, if any, and dividends declared on such shares will be reinvested in additional shares of common stock in accordance therewith.

Limitations

The Purchase Plan does not permit a participant to purchase shares under the Purchase Plan if the participant would own common stock possessing 5% or more of the total combined voting power or value of all classes of the Corporation’s stock.  The Purchase Plan also does not permit a participant to purchase common stock with a fair market value in excess of $25,000 in any one calendar year.  These limitations are to ensure, in part, that the Purchase Plan complies with Code requirements.

A participant does not have the rights of a shareholder until the participant actually purchases the shares of common stock. A participant may not transfer the right to purchase stock under the Purchase Plan.

Adjustment of Shares Available for Issuance

A total of 140,000 shares of common stock are reserved for issuance under the Purchase Plan.

In the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of the Corporation), or any other increase or decrease in the number of shares effected without receipt of consideration by the Corporation, the Board will appropriately adjust the number of shares available under the Purchase Plan.

Written Statements

Statements of account will be provided to participants by the Corporation or the custodian at least annually, which statements will set forth the amounts of contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

Withdrawing from the Purchase Plan

Subject to certain limitations, a participant may withdraw all (but not less than all) the contributions credited to his or her account under the Purchase Plan at any time prior to a purchase date by giving written notice. Unless a participant requests that shares credited to his or her account be issued in certificate form and cash be issued for any fractional shares, all of the participant’s contributions and shares credited to his or her account will be automatically enrolled in the Corporation’s dividend reinvestment and stock purchase plan and his or her option for the current period will be automatically terminated.  If an employee that has previously withdrawn from the Purchase Plan wishes to resume participation, the employee must re-enroll effective beginning the next offering period. If a participant terminates employment with the Corporation at any time, participation in the Purchase Plan automatically terminates.

Corporate Transactions

In the event of a merger or other corporate transaction (as defined in the Purchase Plan), each outstanding option under the Purchase Plan will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of such successor corporation.  In the event the successor corporation refuses to assume or substitute the options, the purchase period will be shortened by setting a new purchase date and will end on the new purchase date. The new purchase date will be prior to the proposed merger or other qualifying transaction. The Corporation will notify each participant in writing at least ten business days prior to the new purchase date that the purchase date for the participant’s option has been changed to the new purchase date and that the participant’s option will be exercised automatically on the new purchase date unless the participant withdraws from the Purchase Plan prior to such date.

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Termination and Amendments

The Board may at any time and for any reason terminate or amend the Purchase Plan, except that the Board may not, without first obtaining shareholder approval, increase the number of shares reserved under the Purchase Plan, other than as otherwise provided therein.

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and the Corporation with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of the shares at the time the option was granted over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Corporation generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Number of shares Granted to Employees

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable.

Recommendation

The Board of Directors recommends that the shareholders vote “FOR” approval of the ENB Financial Corp 2011 Employee Stock Purchase Plan.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of three (3) Independent directors as defined by the Securities and Exchange Commission (SEC) and Nasdaq. The Audit Committee operates under a written charter adopted by the Board of Directors and is available to shareholders on the Corporation’s website at www.enbfc.com/committee_charters.asp or by contacting Paul W. Wenger, Secretary of the Corporation.

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The Audit Committee has reviewed the audited financial statements of the Corporation for the fiscal year ended December 31, 2011, and discussed them with management and the Corporation’s independent accountants, S.R. Snodgrass, A.C. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from the independent accountants the written disclosures and letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed the accountants’ independence from the Corporation and management with the accountants.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Corporation’s audited financial statements for the fiscal year ended December 31, 2011, be included in the Corporation’s Annual Report on Form 10-K for that fiscal year and filed with the Securities and Exchange Commission.

The Audit Committee has approved and appointed S.R. Snodgrass, A.C. as the Corporation’s auditors for the fiscal year ended December 31, 2011, and as the Corporation’s auditors for the fiscal year ending December 31, 2012. S.R. Snodgrass, A.C. has advised the Corporation that none of its members has any financial interests in the Corporation.

Representatives of S.R. Snodgrass, A.C. will be present at the Annual Meeting of Shareholders to be held May 15, 2012. They will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Aggregate fees billed to ENB Financial Corp and Ephrata National Bank by S.R. Snodgrass, A.C., the current independent auditors for the Corporation, for services rendered during the last two years are presented as follows:

	Year Ended December 31,
	2011	2010
	($)	($)

Audit Fees (1)	81,538	85,586
Audit-Related Fees (2)	17,577	16,800
Tax Fees (3)	15,570	13,362
Total	114,685	115,748

(1)	Audit Fees include fees billed for professional services rendered for the audit of the annual financial statements, fees billed for the review of financial statements included in ENB Financial Corp’s Form 10-Q filings or services that are provided by the Corporation’s independent accountant, in connection with statutory and regulatory filings or engagements. S.R. Snodgrass, A.C. performed all annual financial statement audit services for 2011 and 2010.

(2)	Audit-Related Fees include fees billed for assurance and related services by S.R. Snodgrass, A.C. that are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not reported under the Audit Fees section of the table above. These services include required annual audits of the ENB Financial Corp Defined Contribution Pension Plan and the ENB Financial Corp 401(k) Savings Plan.

(3)	Tax Fees include fees billed for professional services rendered by S.R. Snodgrass, A.C., during 2011 and 2010, for tax compliance, tax advice, tax planning, and preparation of corporate tax returns.

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The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one (1) year and any pre-approval is detailed as to the particular service or category of services being approved and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining S.R. Snodgrass, A.C.’s independence.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee

Mark C. Wagner, Chairman

Donald Z. Musser

Susan Y. Nicholas

ANNUAL REPORT ON FORM 10-K

A copy of ENB Financial Corp’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission, is enclosed with this proxy statement. The Annual Report on Form 10-K is also available on the Internet at: http://www.cfpproxy.com/6494 or by contacting Paul W. Wenger, Secretary of the Corporation. Any shareholder may obtain a copy of ENB Financial Corp’s Annual Report on Form 10-K for the year ended December 31, 2010, without charge, by submitting a written request to Paul W. Wenger, Secretary, ENB Financial Corp, 31 East Main Street, Ephrata, Pennsylvania, 17522.

LEGAL PROCEEDINGS

The nature of the Corporation’s business could generate a certain amount of litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the Corporation, there are no proceedings pending to which the Corporation is a party or to which its property is subject which, if determined adversely to the Corporation, would be material in relation to the Corporation’s financial condition. There are no proceedings pending other than those arising in the ordinary course of business.

EXPERTS

The consolidated financial statements of the Corporation, as of December 31, 2011 and 2010, have been audited by S.R. Snodgrass, A.C., Certified Public Accountants, Wexford, PA, as independent auditors, as indicated in their report with respect thereto, in reliance upon the authority of said firm as experts in giving such reports.

OTHER MATTERS

As of the date of this document, the Board of Directors knows of no matters that will be presented for consideration at the annual meeting other than the ones described in this document. If any other matters shall properly come before the meeting and be voted upon, the persons named as proxy holders will vote on those matters in accordance with the recommendations of the Board.

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APPENDIX A

ENB FINANCIAL CORP

2011 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of ENB Financial Corp’s 2011 Employee Stock Purchase Plan.

1.              Purpose. The purpose of the Plan is to provide employees of the Corporation and Designated Subsidiaries with an opportunity to purchase Common Stock of the Corporation. It is the intention of the Corporation to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Internal Revenue Code.

2.              Definitions.

(a)            “Board” means the Board of Directors of the Corporation.

(b)            “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(c)            “Common Stock” means the Common Stock of the Corporation.

(d)            “Compensation” means total cash compensation received by an Employee from the Corporation or a Designated Subsidiary. By way of illustration, but not limitation, Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions and incentive compensation, but excludes relocation, expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Corporation or any Designated Subsidiary.

(e)            “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; or (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or law, or unless provided otherwise pursuant to corporate policy adopted from time to time.

(f)            “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

(g)            “Corporate Transaction” means a sale of all or substantially all of the Corporation’s assets, or a merger, consolidation or other capital reorganization of the Corporation with or into another corporation, or any other transaction or series of related transactions in which the Corporation’s shareholders immediately prior thereto own less than 50% of the voting stock of the Corporation (or its successor or parent) immediately thereafter.

(h)            “Corporation” means ENB Financial Corp.

(i)             “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary’s Employees pursuant to the Plan would not cause the Corporation to incur adverse accounting charges.

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(j)            “Employee” means any person, including an Officer, who is considered an Employee for tax purposes and who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Corporation or Designated Subsidiaries.

(k)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(l)            “Offering Date” means the first business day of each Offering Period of the Plan.

(m)            “Offering Period” means a period of six (6) months commencing on January 1 and July 1 of each year, except for the first Offering Period as set forth in Section 4(a).

(n)            “Officer” means a person who is an officer of the Corporation or a Designated Subsidiary within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o)            “Plan” means this 2011 Employee Stock Purchase Plan.

(p)            “Purchase Date” means the last day of each Purchase Period of the Plan.

(q)            “Purchase Period” means a period of three (3) months within an Offering Period, except for the Purchase Periods in the first Offering Period as set forth in Section 4(b) or as defined elsewhere in the plan.

(r)            “Purchase Price” means with respect to a Purchase Period an amount equal to 90% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Purchase Date; provided, however, that in the event (i) of any increase in the number of Shares available for issuance under the Plan as a result of a shareholder-approved amendment to the Plan, and (ii) all or a portion of such additional Shares are to be issued with respect to one or more Offering Periods that are underway at the time of such increase (“Additional Shares”), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the “Approval Date Fair Market Value”) is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 90% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

(s)            “Share” means a share or fractional share of Common Stock, as adjusted in accordance with Section 19 of the Plan.

(t)             “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Corporation or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Corporation or a Subsidiary.

3.               Eligibility.

(a)            Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code; provided however that eligible Employees may not participate in more than one Offering Period at a time.

(b)            Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Corporation and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any subsidiary of the Corporation, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Corporation and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

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4.              Offering Periods and Purchase Periods.

(a)            Offering Periods. The Plan shall be generally implemented by a series of Offering Periods of six (6) months’ duration, with new Offering Periods (other than the first Offering Period) commencing on or about January 1 and July 1 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on July 1, 2011 (the “Initial Offering Date”) and continue until December 31, 2011. The Plan shall continue until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

(b)            Purchase Periods. Each Offering Period may generally consist of two (2) consecutive purchase periods of three (3) months. A Purchase Period commencing on January 1 shall end on the next March 31. A Purchase Period commencing on April 1 shall end on the next June 30. The first Purchase Period of the first Offering Period shall commence on July 1, 2011 and shall end on September 30, 2011. The Board shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without shareholder approval if such change is announced at least ten (10) days prior to the scheduled beginning of the first Purchase Period to be affected.

5.              Participation.

(a)            An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Corporation and filing it with the Corporation or the stock brokerage or other financial services firm designated by the Corporation (the “Designated Broker”) prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period. The subscription agreement shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

(b)            Mandatory payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

6.              Method of Payment of Contributions.

(a)            Mandatory payroll deductions shall be made on each payday during the Offering Period in whole percentage amounts not less than zero percent (0%) and not more than twenty percent (20%) (or such other percentage as the Board may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(b)            A participant may discontinue participation in the Plan as provided in Section 10, or, unless otherwise provided by the Plan administrator, on one occasion during a Purchase Period increase and on one occasion during a Purchase Period decrease the rate of Contributions with respect to the ongoing Offering Period by completing and filing with the Corporation a new subscription agreement authorizing a change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

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(c)            Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period that is scheduled to end in the next calendar year, unless terminated by the participant as provided in Section 10.

7.              Grant of Option.

(a)            On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of Shares of the Corporation’s Common Stock determined by dividing such Employee’s Contributions retained in his account and accumulated, by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during the calendar year shall be 2,500 Shares (subject to any adjustment pursuant to Section 19 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13.

(b)            The fair market value of the Corporation’s Common Stock on a given date (the “Fair Market Value”) shall be determined by one of the following methods. If the Corporation’s Common Stock is traded on a national securities exchange including The Nasdaq Stock Market, LLC, the Fair Market Value shall be the last reported sale price on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported. If the Common Stock is not traded on such exchange or market, the Fair Market Value shall be the average of the high and low sale prices per share on the relevant date or the latest preceding date upon which a sale was reported as reported by the applicable customary reporting service or market (including the Over-the-Counter Bulletin Board). If the Common Stock is not traded in a public market or subject to reported transactions as set forth above, or if the Board determines that the results of the above methodology is not an accurate reflection of the Fair Market Value, the Fair Market Value per share shall be determined by the Board using a method consistent with Section 423 of the Code and regulations thereunder.

8.              Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of Shares, including fractional shares computed to four decimal places, subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. All Contributions will be used for the purchase of shares and all participant account balances will be $0.00 following the purchase. In the event a participant withdraws from the plan pursuant to Section 10 below, any accumulated Contributions and Shares of Common Stock in a participant’s account after his withdrawal from the Plan shall be returned to the participant within ten (10) days after receipt of notice. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

9.               Delivery. As promptly as practicable after each Purchase Date of each Offering Period, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with the Designated Broker. Shares will not be sent to Plan participants, in certificate, unless they elect to withdraw those shares pursuant to Section 10 of the Plan.

10.             Voluntary Withdrawal; Termination of Employment

(a)            A participant may withdraw all (but not less than all) the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Corporation or the Designated Broker, as directed by the Corporation, provided that the holding periods of Section 13(d) have been met. Unless a participant requests that Shares credited to his or her account be issued in certificate form and cash be issued for any fractional shares, all of the participant’s Contributions and Shares credited to his or her account will be automatically enrolled in the Corporation’s dividend reinvestment and stock purchase plan and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period. If a participant requests certificates be issued for his or her Shares, any fractional interest withdrawn will be liquidated by the Designated Broker on the basis of the then current Fair Market Value of the Corporation’s Common Stock and a check issued for the proceeds thereof. In no case will certificates representing a fractional interest be issued.

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(b)            Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and his or her option will be automatically terminated.

(c)            In the event an Employee fails to remain in Continuous Status as an Employee of the Corporation or a Designated Subsidiary for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d)            A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan that may hereafter be adopted by the Corporation.

11.            Automatic Withdrawal. There shall be no automatic withdrawal from the plan unless authorized by the Board or by the Plan.

12.            Interest. No interest shall accrue on the Contributions of a participant in the Plan.

13.            Stock.

(a)            Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be made available for sale under the Plan is 140,000 Shares. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Corporation shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Corporation shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 below. The Corporation may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Corporation’s shareholders subsequent to such Offering Date.

(b)           The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

(c)           Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

(d)           The participant agrees not to sell any Share unless that Share has been issued and held at least twelve (12) consecutive months after the applicable purchase date, unless so authorized by the Board or a committee named by the Board pursuant to Section 14 below.

14.            Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

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15.               Designation of Beneficiary.

(a)           A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 15(a) shall be made as directed by the Corporation.

(b)           Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Corporation shall deliver upon written request within a commercially reasonable time such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may deliver upon written request within a commercially reasonable time such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

16.             Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant. Any such disposition in contravention of this Section will be without effect.

17.             Use of Funds. All Contributions received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose, and the Corporation shall not be obligated to segregate such Contributions.

18.             Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees by the Corporation or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

19.             Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)           Adjustment. Subject to any required action by the shareholders of the Corporation, the number of Shares covered by each option under the Plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the maximum number of shares of Common Stock that may be purchased by a participant in a Purchase Period, the number of shares of Common Stock set forth in Section 13(a)(i) above, and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Corporation), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Corporation; provided however that conversion of any convertible securities of the Corporation shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

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(b)           Corporate Transactions. In the event of a dissolution or liquidation of the Corporation, any Purchase Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Purchase Period and Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 19); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Corporation effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Corporation being consolidated with or merged into any other corporation.

20.             Amendment or Termination.

(a)           The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Corporation and the shareholders or if continuation of the Plan and/or the Offering Period would cause the Corporation to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 19 and in this Section 20, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Corporation shall obtain shareholder approval in such a manner and to such a degree as so required.

(b)           Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Corporation’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

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21.           Notices. All notices or other communications by a participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

22.           Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance.

As a condition to the exercise of an option, the Corporation may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required by any of the applicable provisions of law.

23.           Term of Plan; Effective Date. The Plan became effective June 1, 2011. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20.

24.           Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

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ENB FINANCIAL CORP

2011 EMPLOYEE STOCK PURCHASE PLAN

PROGRAM SUBSCRIPTION AGREEMENT

New Election ______

Change of Election ______

Personal Information Change ____________

1.      I, __________________________, hereby elect to participate in the ENB Financial Corp 2011 Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of ENB Financial Corp’s Common Stock in accordance with this Subscription Agreement and the Plan. I will continue to be enrolled in the Plan until I voluntarily withdraw or am withdrawn from the Plan.

2.      I elect to have Contributions in the amount of ______% of my Compensation, as those terms are defined in the Plan, applied to this purchase. I understand that this amount is limited to whole percentages and cannot be less than 0% and not more than 20% of my Compensation during the Offering Period. I also understand that I cannot purchase more than 2,500 Shares during any calendar year under the Plan.

3.      I hereby authorize payroll deductions from each pay during the Offering Period at the rate stated in Item 2 above. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of whole and fractional shares to four decimal places of Common Stock at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Purchase Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Corporation for such purpose pursuant to the terms and conditions of the plan.

4.      I understand that I may discontinue my participation in the Plan at any time prior to the Purchase Date as provided in Section 10 of the Plan. I also understand that, unless otherwise provided by the Plan administrator, I can increase or decrease the rate of my Contributions on one occasion only with respect to each rate change during any Purchase Period by completing and filing a new Subscription Agreement. Such increase or decrease taking effect the first pay of the next calendar month following the date of filing of the new Subscription Agreement, provided the Agreement is filed at least ten (10) business days prior to such date, and if not, as of the beginning of the next month. Further, I may change the percentage of deductions for future Offering Periods by filing a new Subscription Agreement, and any such change will be effective as of the beginning of the next Offering Period. In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.

5.      I have received a copy of the ENB Financial Corp’s most recent Plan description and a copy of the complete “ENB Financial Corp 2011 Employee Stock Purchase Plan.” I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

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6.                   I understand that Shares purchased for me under the Plan can be:

•	Issued Solely in the name of me, the Employee, OR

•	Issued jointly in the names of me, the Employee and my Spouse (cannot be issued to non-
spouse).

Employee First, Middle and Last Name (required)

		Relationship:	Self/Employee

Spouse First, Middle and Last Name (complete only if you want joint issuance of Shares)

		Relationship:	Spouse

In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and Shares due to me under the Plan:

NAME: (Please print)
	(First)	(Middle)		(Last)

(Relationship)	(Address)

7.      I understand that if I dispose of any Shares received by me pursuant to the Plan within two years after the Offering Date (the first day of the Offering Period during which I purchased such Shares) or within one (1) year after the Purchase Date, I will be treated for Federal Income Tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the Fair Market Value of the Shares on the Purchase Date over the price that I paid for the Shares, regardless of whether I disposed of the Shares at a price less than their Fair Market Value at the Purchase Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

I hereby agree to notify ENB Financial Corp in writing within thirty (30) days after the date of any such disposition, and I will make adequate provision for Federal, State or other tax withholding obligations, if any, that arise upon the disposition of the Common Stock. The Corporation may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Corporation any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

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8.      If I dispose of such Shares at any time after expiration of the two year and one year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to be the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price that I paid for the shares under the option, or (2) 10% of the Fair Market Value of the Shares on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

I understand that this tax summary is only a summary and is subject to change. I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock under the Plan.

9.      I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee (Required for participation)			Spouse (Required only if beneficiary is not spouse)

Name			Name
SS #			SS #
Street			Street
City	State	Zip	City	State	Zip

Employee Signature Required			Spouse Signature

Date Signed			Date Signed

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ENB FINANCIAL CORP

2011 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

I, ___________________________, hereby elect to withdraw my participation in the ENB Financial Corp 2011 Employee Stock Purchase Plan (the “Plan”). This withdrawal covers all Contributions and Shares of ENB Financial Corp Common Stock credited to my account and is effective on the date designated below.

I understand that all outstanding cash credited to my account will be paid to me within ten (10) business days of receipt by the Corporation of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period. I understand that my Shares will be automatically enrolled in the ENB Financial Corp Dividend Reinvestment and Stock Purchase Plan unless I notify the Plan administrator that I want a stock certificate and cash for my fractional shares.

The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Corporation a new Subscription Agreement.

Dated:
Signature of Employee

Social Security Number

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REVOCABLE PROXY

ENB FINANCIAL CORP

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Janice S. Eaby and John H. Shuey, or any one of them, as proxies, with full power of substitution, to represent and vote, as designated below, all of ENB Financial Corp common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 15, 2012 at 1:00 p.m., local time, at Ephrata National Bank’s main office, 31 East Main Street, Ephrata, Pennsylvania, or any adjournment or postponement of the meeting.

1.	The election as Class B directors to serve for a three-year term these three nominees (except as marked to the contrary below):

☐ FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT

(01) Willis R. Lefever, (02) Donald Z. Musser, and (03) Judith A. Weaver.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

2.	The approval and adoption of an amendment to Article 11 of the Corporation’s Articles of Incorporation eliminating preemptive rights.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	The approval and adoption of the ENB Financial Corp 2011 Employee Stock Purchase Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	This proxy also gives authority to vote on any other business as may properly be presented at the annual meeting. At this time the proxy holders know of no other business to be presented at the annual meeting.

This proxy, when properly signed and dated, will be voted in the manner specified by the undersigned shareholder(s). If no specification is made, this proxy will be voted FOR the election of the director nominees listed above, FOR the approval and adoption of the proposal to amend Article 11 of the Corporation’s Articles of Incorporation eliminating preemptive rights, and FOR the approval and adoption of the Corporation’s 2011 Employee Stock Purchase Plan.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Date

Signature